Exhibit 99.1

Contact:
Marshall Loeb, President and CEO
Brent Wood, CFO
EastGroup Properties Announces	(601) 354-3555

Fourth Quarter and Year 2021 Results

Fourth Quarter 2021 Results

•Net Income Attributable to Common Stockholders of $1.75 Per Diluted Share for Fourth Quarter 2021 Compared to $0.94 Per Diluted Share for Fourth Quarter 2020 (Gains on Sales of Real Estate Investments Were $39 Million, or $0.95 Per Diluted Share, for Fourth Quarter 2021, and $13 Million, or $0.33 Per Diluted Share, for Fourth Quarter 2020)
•Funds from Operations of $1.62 Per Share for Fourth Quarter 2021 Compared to $1.38 Per Share for Fourth Quarter 2020, an Increase of 17.4%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations Increased 6.4% on a Cash Basis and 8.1% on a Straight-Line Basis for Fourth Quarter 2021 Compared to the Same Period in 2020
•The Operating Portfolio was 98.7% Leased and 97.4% Occupied as of December 31, 2021; Average Occupancy of the Operating Portfolio was 97.3% for Fourth Quarter 2021
•Rental Rates on New and Renewal Leases Increased an Average of 31.5% on a Straight-Line Basis
•Acquired 20,000 Square Feet of Operating Properties for $4 Million and 547,000 Square Feet of Value-Add Properties for $134 Million
•Acquired 265 Acres of Development Land for $29 Million
•Started Construction of One Development Project Containing 177,000 Square Feet with Projected Total Costs of $22 Million
•Transferred Four 100% Leased Development Projects Totaling 760,000 Square Feet to the Real Estate Portfolio
•Sold an Operating Property Containing 284,000 Square Feet for $45 Million (Gain of $39 Million Not Included in FFO)
•Declared 168th Consecutive Quarterly Cash Dividend: Increased the Dividend by $0.20 Per Share (22.2%) to $1.10 Per Share
•Repaid a Mortgage with a Principal Balance of $33 Million During the Quarter with a Fixed Interest Rate of 4.09%
•Issued 584,573 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $205.28 Per Share for Aggregate Net Proceeds of $119 Million

Year 2021 Results

•Net Income Attributable to Common Stockholders of $3.90 Per Diluted Share for 2021 Compared to $2.76 Per Diluted Share for 2020 (Gains on Sales of Real Estate Investments Were $39 Million, or $0.96 Per Diluted Share, in 2021, and $13 Million, or $0.33 Per Diluted Share, in 2020)
•Funds from Operations of $6.09 Per Share for 2021 Compared to $5.38 Per Share for 2020, an Increase of 13.2%
•Same Property Net Operating Income for the Same Property Pool Excluding Income From Lease Terminations for 2021 Increased 5.7% on a Cash Basis and 6.8% on a Straight-Line Basis Compared to 2020

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•Average Occupancy of the Operating Portfolio was 97.1% for the Year 2021 as Compared to 96.7% for the Year 2020
•Rental Rates on New and Renewal Leases Increased an Average of 31.2% on a Straight-Line Basis for the Year
•Acquired 760,000 Square Feet of Operating Properties for $108 Million and 1,046,000 Square Feet of Value-Add Properties for $171 Million
•Acquired 366 Acres of Development Land for $41 Million
•Started Construction of 17 Development Projects Containing 2,806,000 Square Feet with Projected Total Costs of $341 Million
•Transferred 17 Development and Value-Add Projects Totaling 2,688,000 Square Feet to the Real Estate Portfolio
•Development and Value-Add Program Consisted of 21 Projects in 14 Cities (3.9 Million Square Feet) at December 31, 2021 with a Projected Total Investment of $525 Million
•Sold an Operating Property Containing 284,000 Square Feet for $45 Million (Gain of $39 Million Not Included in FFO)
•Closed $175 Million of Unsecured Debt During the Year with a Weighted Average Effective Fixed Interest Rate of 2.40%
•Repaid $40 Million of Unsecured Debt and Two Mortgages with a Total Principal Balance of $74 Million During the Year with a Weighted Average Effective Fixed Interest Rate of 3.71%
•Refinanced a $100 Million Senior Unsecured Term Loan with Five Years Remaining, Reducing the Effective Fixed Interest Rate by 65 basis points to 2.10%; Added a Sustainability Metric to the Agreement
•Expanded Borrowing Capacity of Unsecured Bank Credit Facilities from $395 Million to $475 Million and Reduced the Interest Rate by 22.5 Basis Points; Added a Sustainability Metric to the Agreement
•Issued 1,551,181 Shares of Common Stock Pursuant to the Company’s Continuous Common Equity Offering Program at an Average Price of $176.77 Per Share for Aggregate Net Proceeds of $271 Million

JACKSON, MISSISSIPPI, February 8, 2022 - EastGroup Properties, Inc. (NYSE: EGP) (the “Company”, “we”, “us” or “EastGroup”) announced today the results of its operations for the three and twelve months ended December 31, 2021.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “Our team and portfolio produced another strong quarter creating one of the highest performing years in our Company’s history. We’re pleased with the year and fortunately, as we focus on 2022, we’re seeing a similar supply/demand balance. We like the momentum this creates, and looking ahead, we remain bullish on the growth prospects for our shallow bay, last mile, Sunbelt market portfolio.”

EARNINGS PER SHARE

Three Months Ended December 31, 2021
On a diluted per share basis, earnings per common share (“EPS”) were $1.75 for the three months ended December 31, 2021, compared to $0.94 for the same period of 2020. The Company’s property net operating income (“PNOI”) increased by $11,082,000 ($0.27 per share) for the three months ended December 31, 2021, as compared to the same period of 2020. EastGroup recognized gains on sales of real estate investments of $38,859,000 ($0.95 per share) during the three months ended December 31, 2021, compared to $13,145,000 ($0.33 per share) during the same period of 2020. In addition, depreciation and amortization expense increased by $2,488,000 ($0.06 per share) during the three months ended December 31, 2021, as compared to the same period of 2020.

Twelve Months Ended December 31, 2021
Diluted EPS for the twelve months ended December 31, 2021 were $3.90 compared to $2.76 for the same period of 2020. PNOI increased by $35,125,000 ($0.87 per share) for the twelve months ended December 31, 2021, as compared to the same period of 2020. EastGroup recognized gains on sales of real estate investments of $38,859,000 ($0.96 per share) during the twelve months ended December 31, 2021, compared to $13,145,000
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($0.33 per share) during the same period of 2020. Depreciation and amortization expense increased by $10,740,000 ($0.27 per share) during the twelve months ended December 31, 2021, as compared to the same period of 2020.

FUNDS FROM OPERATIONS AND PROPERTY NET OPERATING INCOME

Three Months Ended December 31, 2021
For the three months ended December 31, 2021, funds from operations attributable to common stockholders (“FFO”) were $1.62 per share compared to $1.38 per share during the same period of 2020, an increase of 17.4%.

PNOI increased by $11,082,000, or 16.6%, during the three months ended December 31, 2021, compared to the same period of 2020. PNOI increased $5,405,000 from same property operations (based on the same property pool), $4,129,000 from newly developed and value-add properties, and $2,017,000 from 2020 and 2021 acquisitions; PNOI decreased $499,000 from operating properties sold in 2020 and 2021.

The same property pool PNOI Excluding Income from Lease Terminations increased 8.1% on a straight-line basis for the three months ended December 31, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 6.4%.

On a straight-line basis, rental rates on new and renewal leases (5.3% of total square footage) increased an average of 31.5% during the three months ended December 31, 2021.

Twelve Months Ended December 31, 2021
FFO for the twelve months ended December 31, 2021, was $6.09 per share compared to $5.38 per share during the same period of 2020, an increase of 13.2%.

PNOI increased by $35,125,000, or 13.5%, during the twelve months ended December 31, 2021, compared to the same period of 2020. PNOI increased $17,238,000 from same property operations (based on the same property pool), $14,418,000 from newly developed and value-add properties, and $4,619,000 from 2020 and 2021 acquisitions; PNOI decreased $1,173,000 from operating properties sold in 2020 and 2021.

The same property pool PNOI Excluding Income from Lease Terminations increased 6.8% on a straight-line basis for the twelve months ended December 31, 2021, compared to the same period of 2020; on a cash basis (excluding straight-line rent adjustments and amortization of above/below market rent intangibles), Same PNOI increased 5.7%.

On a straight-line basis, rental rates on new and renewal leases (20.8% of total square footage) increased an average of 31.2% during the twelve months ended December 31, 2021.

The same property pool for the three and twelve months ended December 31, 2021 includes properties which were included in the operating portfolio for the entire period from January 1, 2020 through December 31, 2021; this pool is comprised of properties containing 41,020,000 square feet.

FFO, PNOI and Same PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Same PNOI, and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND DISPOSITIONS

In October, the Company purchased a 20,000 square foot building on approximately nine acres in Austin for $4,143,000. The building is currently being leased through December 2022; however, once the lease expires, the
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Company plans to tear down the existing building and construct two buildings totaling 129,000 square feet. This site is less than one mile from EastGroup’s four Settlers Crossing properties which are 100% leased.

In December, EastGroup purchased four multi-tenant business distribution buildings totaling 547,000 square feet for $134,479,000 in the Otay Mesa submarket of San Diego. The buildings, known as Siempre Viva Distribution Center 3-6, are 65% leased and are currently in the lease-up phase of the development and value-add portfolio. The properties are located adjacent to the Company’s Siempre Viva Distribution Center 1 and 2 buildings, which are 100% leased.

During October, the Company acquired 158 acres of development land in Charlotte for $12,038,000. The land is located near Steele Creek Commerce Park, where EastGroup owns 10 buildings totaling 978,000 square feet, which are 100% leased. The Company has future plans to construct seven buildings totaling 1,100,000 square feet on this site, known as Skyway Logistics Park Land.

In Atlanta, the Company acquired two land parcels during the fourth quarter. One site, known as Cass White Land, contains 38 acres and was purchased for $2,923,000. The site will accommodate the future development of two buildings containing approximately 296,000 square feet. The second site, Riverside Parkway Land, contains 26 acres and was acquired for $1,955,000. The Company has plans to construct two buildings totaling 284,000 square feet. These development land acquisitions support the Company’s effort to grow in two of our targeted Atlanta submarkets.

In December, EastGroup purchased 22 acres known as Stonefield 35 Land for $6,031,000. The site is in the Hays County submarket of Austin, and there are plans to construct three buildings totaling approximately 274,000 square feet.

Also in December, the Company acquired 22 acres of undeveloped land in Houston for $6,208,000. The site, known as Springwood Business Park Land, will accommodate the future development of two buildings containing approximately 292,000 square feet.

In the aggregate during 2021, EastGroup acquired 760,000 square feet of operating properties for $108,149,000, 1,046,000 square feet of value-add properties for $171,076,000, and 366 acres of development land for $41,065,000.

In November, EastGroup sold Jetport Commerce Park in Tampa, an 11-building park totaling 284,000 square feet, for $45,100,000. The sale generated a gain of $38,859,000, which is included in Gain on sales of real estate investments; this gain is excluded from FFO.

Subsequent to year-end, the Company sold Metro Business Park, a five building, 189,000 square foot service center located in Phoenix for $33,510,000. The Company expects to record a gain on the sale in the three months ended March 31, 2022; the gain will be excluded from FFO.

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DEVELOPMENT AND VALUE-ADD PROPERTIES

During the fourth quarter of 2021, EastGroup began construction of one new development project, LakePort 4 & 5, which is 177,000 square feet and has a projected total cost of $22,400,000.

The development projects started during 2021 are detailed in the table below:

Development Projects Started in 2021	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Speed Distribution Center	San Diego, CA	519,000	03/2022	$88,600
SunCoast 12	Fort Myers, FL	79,000	06/2022	8,000
CreekView 9 & 10	Dallas, TX	145,000	07/2022	17,200
Grand Oaks 75 3	Tampa, FL	136,000	07/2022	12,400
Steele Creek 8	Charlotte, NC	72,000	08/2022	8,400
Horizon West 2 & 3	Orlando, FL	210,000	09/2022	19,200
Gateway 3	Miami, FL	133,000	04/2023	19,100
Grand Oaks 75 4	Tampa, FL	185,000	04/2023	17,900
Tri-County Crossing 5	San Antonio, TX	105,000	04/2023	10,300
Americas Ten 2	El Paso, TX	168,000	05/2023	14,100
Grand West Crossing 1	Houston, TX	121,000	05/2023	15,700
45 Crossing	Austin, TX	177,000	06/2023	26,200
McKinney 3 & 4	Dallas, TX	212,000	06/2023	26,300
Ridgeview 3	San Antonio, TX	88,000	06/2023	10,700
Tri-County Crossing 6	San Antonio, TX	124,000	06/2023	9,900
LakePort 4 & 5	Dallas, TX	177,000	08/2023	22,400
I-20 West Business Center	Atlanta, GA	155,000	10/2023	14,200
Total Development Projects Started		2,806,000		$340,600

At December 31, 2021, EastGroup’s development and value-add program consisted of 21 projects (3,905,000 square feet) in 14 cities. The projects, which were collectively 48% leased as of February 7, 2022, have a projected total cost of $524,700,000, of which $148,089,000 remained to be funded as of December 31, 2021.

During the fourth quarter of 2021, EastGroup transferred four projects to the real estate portfolio (at the earlier of 90% occupancy or one year after completion date). The projects, which are located in Charlotte, Dallas, San Antonio, and Phoenix, contain 760,000 square feet and were collectively 100% leased as of February 7, 2022.

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The development and value-add properties transferred to the real estate portfolio during 2021 are detailed in the table below:

Development and Value-Add Properties Transferred to the Real Estate Properties Portfolio in 2021	Location	Size	Conversion Date	Cumulative Cost as of 12/31/21	Percent Leased as of 2/7/22
		(Square feet)		(In thousands)

Gilbert Crossroads A & B	Phoenix, AZ	140,000	01/2021	$16,970	100%
CreekView 7 & 8	Dallas, TX	137,000	03/2021	17,687	100%
Hurricane Shoals 3	Atlanta, GA	101,000	03/2021	10,331	100%
Northpoint 200 (1)	Atlanta, GA	79,000	03/2021	6,890	100%
Rancho Distribution Center (1)	Los Angeles, CA	162,000	03/2021	27,645	100%
World Houston 44	Houston, TX	134,000	05/2021	9,232	100%
Gateway 4	Miami, FL	197,000	06/2021	24,724	100%
Interstate Commons 2 (1)	Phoenix, AZ	142,000	06/2021	12,344	100%
Settlers Crossing 3 & 4	Austin, TX	173,000	06/2021	19,995	100%
SunCoast 7	Fort Myers, FL	77,000	06/2021	8,575	100%
Tri-County Crossing 3 & 4	San Antonio, TX	203,000	06/2021	16,175	100%
Cherokee 75 Business Center 2 (1)	Atlanta, GA	105,000	07/2021	9,312	100%
Northwest Crossing 1-3	Houston, TX	278,000	09/2021	24,747	81%
Ridgeview 1 & 2	San Antonio, TX	226,000	10/2021	20,549	100%
Gilbert Crossroads C & D	Phoenix, AZ	178,000	12/2021	23,019	100%
LakePort 1-3	Dallas, TX	194,000	12/2021	24,192	100%
Steele Creek 10	Charlotte, NC	162,000	12/2021	11,044	100%
Total Projects Transferred		2,688,000		$283,431	98%

Projected Stabilized Yield (2)	7.2%

(1) These value-add projects were acquired by EastGroup.
(2) Weighted average yield based on estimated annual property net operating income on a straight-line basis at 100% occupancy divided by projected total costs.

Subsequent to quarter-end, EastGroup began construction of four development projects in Charlotte, Greenville, Orlando, and Houston, which will contain 797,000 square feet and have a projected total cost of $83,700,000. One of the projects, World Houston 47, is 100% pre-leased to a global logistics company.

DIVIDENDS

EastGroup declared a cash dividend of $1.10 per share in the fourth quarter of 2021, which represented a 22.2% increase over the previous quarter’s dividend. This is the second consecutive quarterly increase as the Company also increased the third quarter 2021 dividend by 13.9%. The fourth quarter dividend, which was paid on January 15, 2022, was the Company’s 168th consecutive quarterly cash distribution to shareholders.  The Company has increased or maintained its dividend for 29 consecutive years and has increased it 26 years over that period, including increases in each of the last 10 years.  The annualized dividend rate of $4.40 per share yielded 2.2% on the closing stock price of $196.85 on February 7, 2022.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 13.4% at December 31, 2021.  The Company’s interest and fixed charge coverage ratio was 9.21x for the fourth quarter of 2021 and 8.47x for the year ended December 31, 2021. The Company’s ratio of debt to earnings before interest, taxes, depreciation and amortization for real estate (“EBITDAre”) was 4.88x and 5.20x for the three and twelve months ended December 31, 2021, respectively. EBITDAre is a non-GAAP financial measure defined under
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Definitions later in this release. A reconciliation of Net Income to EBITDAre is presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

During the fourth quarter, EastGroup issued and sold 584,573 shares of common stock under its continuous common equity offering program at an average price of $205.28 per share, providing aggregate net proceeds to the Company of approximately $118,726,000. During the twelve months ended December 31, 2021, EastGroup issued and sold 1,551,181 shares of common stock under its continuous common equity program at an average price of $176.77 per share, providing aggregate net proceeds to the Company of approximately $271,155,000.

In October 2021, EastGroup repaid (with no penalty) a mortgage loan with a balance of approximately $33,090,000, an interest rate of 4.09% and an original maturity date of January 5, 2022.

During the twelve months ended December 31, 2021, the Company closed a total of $175,000,000 in unsecured debt with a weighted average interest rate of 2.40%. Also during 2021, EastGroup repaid a maturing $40,000,000 senior unsecured term loan with an effective fixed interest rate of 2.34% and maturing mortgages with a total principal balance of $73,931,000 and a weighted average interest rate of 4.45%. The Company also refinanced a $100,000,000 senior unsecured term loan with five years remaining and reduced the effective fixed interest rate by 65 basis points to 2.10% during 2021.

Also in 2021, EastGroup amended and restated its unsecured bank credit facilities, which now mature in July 2025. The capacity on the Company’s $350,000,000 revolving credit facility was increased to $425,000,000 with a group of nine banks. The capacity on EastGroup’s $45,000,000 working cash line of credit facility was increased to $50,000,000. The interest rate was reduced from LIBOR plus 100 basis points to LIBOR plus 77.5 basis points, and the annual facility fee was reduced from 20 basis points to 15 basis points on both facilities. The margin and facility fee are subject to changes in the Company’s credit ratings. The facility also includes a sustainability-linked pricing component pursuant to which, if the Company meets certain sustainability performance targets, the applicable interest margin will be reduced by one basis point.

Subsequent to year-end, the Company and a group of lenders agreed to terms on the private placement of $150,000,000 of senior unsecured notes with a fixed interest rate of 3.03% and a 10-year term. The notes dated February 3, 2022, are expected to be issued and sold in April 2022 and require interest-only payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

Also subsequent to year-end, the Company agreed to terms on a $100,000,000 senior unsecured term loan with interest only payments, which bears interest at the annual rate of SOFR plus an applicable margin based on the Company’s senior unsecured long-term debt rating. The loan is expected to close on March 31, 2022 with a maturity date of September 29, 2028, providing a 6.5 year term. The Company also entered into an interest rate swap agreement to convert the loan’s SOFR rate component to a fixed interest rate for the entire term of the loan, providing a total effective fixed interest rate of 3.06%.

OUTLOOK FOR 2022

EPS for 2022 is estimated to be in the range of $3.19 to $3.33.  Estimated FFO per share attributable to common stockholders for 2022 is estimated to be in the range of $6.56 to $6.70. The table below reconciles projected net income attributable to common stockholders to projected FFO. The Company is providing a projection of estimated net income attributable to common stockholders solely to satisfy the disclosure requirements of the U.S. Securities and Exchange Commission.

EastGroup’s projections are based on management’s current beliefs and assumptions about our business, the industry and the markets in which we operate; there are known and unknown risks and uncertainties associated with these projections. The Company assumes no obligation to update publicly any forward-looking statements, including its outlook for 2022, whether as a result of new information, future events or otherwise. Please refer to
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the “Forward-Looking Statements” disclosures included in this earnings release and “Risk Factors” disclosed in our annual and quarterly reports filed with the Securities and Exchange Commission for more information.

	Low Range		High Range
	Q1 2022	Y/E 2022	Q1 2022	Y/E 2022
	(In thousands, except per share data)

Net income attributable to common stockholders	$32,149	133,001	34,633	138,829
Depreciation and amortization	33,498	139,946	33,498	139,946
Funds from operations attributable to common stockholders	$65,647	272,947	68,131	278,775

Diluted shares	41,398	41,635	41,398	41,635
Per share data (diluted):
Net income attributable to common stockholders	$0.78	3.19	0.84	3.33
Funds from operations attributable to common stockholders	1.59	6.56	1.65	6.70

The following assumptions were used for the mid-point:

Metrics	Initial Guidance for Year 2022	Actual for Year 2021
FFO per share	$6.56 - $6.70	$6.09
FFO per share increase over prior year	8.9%	13.2%
Same PNOI growth: cash basis(1)	5.1% - 6.1%(2)	5.7%
Average month-end occupancy - operating portfolio	96.5% - 97.5%	97.1%
Lease termination fee income	$1.1 million	$1.4 million
Recoveries (reserves) for uncollectible rent (Currently no identified bad debts for 2022)	($1.5 million)	$475,000
Development starts:
Square feet	2.3 million	2.8 million
Projected total investment	$250 million	$341 million
Value-add property acquisitions (Projected total investment)	$46 million	$178 million
Operating property acquisitions	$30 million	$108 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	$70 million	$45 million
Unsecured debt closing in period	$375 million at 3.20% weighted average interest rate	$175 million at 2.40% weighted average interest rate
Common stock issuances	$120 million	$274 million
General and administrative expense	$18.3 million	$15.7 million

(1) Excludes straight-line rent adjustments, amortization of market rent intangibles for acquired leases and income from lease terminations.

(2) Includes properties which have been in the operating portfolio since 1/1/21 and are projected to be in the operating portfolio through 12/31/22; includes 43,346,000 square feet.

DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions: (1) funds from operations attributable to common stockholders (“FFO”) and (2) property net operating income (“PNOI”), as defined below.
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FFO is computed in accordance with standards established by the National Association of Real Estate Investment Trusts, Inc. (“Nareit”).  Nareit’s guidance allows preparers an option as it pertains to whether gains or losses on sale, or impairment charges, on real estate assets incidental to a real estate investment trust’s (“REIT’s”) business are excluded from the calculation of FFO. EastGroup has made the election to exclude activity related to such assets that are incidental to our business. FFO is calculated as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains and losses from sales of real estate property (including other assets incidental to the Company’s business) and impairment losses, adjusted for real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI is defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company’s share of income and property operating expenses from its less-than-wholly-owned real estate investments. EastGroup sometimes refers to PNOI from Same Properties as “Same PNOI” in this press release and the accompanying reconciliation; the Company also presents Same PNOI Excluding Income from Lease Terminations. The Company presents Same PNOI and Same PNOI Excluding Income from Lease Terminations as a property-level supplemental measure of performance used to evaluate the performance of the Company’s investments in real estate assets and its operating results on a same property basis. The Company believes it is useful to evaluate Same PNOI Excluding Income from Lease Terminations on both a straight-line and cash basis. The straight-line basis is calculated by averaging the customers’ rent payments over the lives of the leases; GAAP requires the recognition of rental income on a straight-line basis. The cash basis excludes adjustments for straight-line rent and amortization of market rent intangibles for acquired leases; cash basis is an indicator of the rents charged to customers by the Company during the periods presented and is useful in analyzing the embedded rent growth in the Company’s portfolio. “Same Properties” is defined as operating properties owned during the entire current period and prior year reporting period. Operating properties are stabilized real estate properties (land including building and improvements) that make up the Company’s operating portfolio. Properties developed or acquired are excluded from the same property pool until held in the operating portfolio for both the current and prior year reporting periods. Properties sold during the current or prior year reporting periods are also excluded.

FFO and PNOI are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company’s chief decision makers also use Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”) in making decisions. EBITDAre is computed in accordance with standards established by Nareit and defined as Net Income, adjusted for gains and losses from sales of real estate investments, non-operating real estate and other assets incidental to the Company’s business, interest expense, income tax expense, depreciation and amortization. EBITDAre is a non-GAAP financial measure used to measure the Company’s operating performance and its ability to meet interest payment obligations and pay quarterly stock dividends on an unleveraged basis.

EastGroup’s chief decision makers also use its Debt-to-EBITDAre ratio, a non-GAAP financial measure calculated by dividing the Company’s debt by its EBITDAre, in analyzing the financial condition and operating performance of the Company relative to its leverage.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

The Company’s interest and fixed charge coverage ratio is a non-GAAP financial measure calculated by dividing the Company’s EBITDAre by its interest expense. This ratio provides a basis for analysis of the Company’s leverage, operating performance and its ability to service the interest payments due on its debt.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter, review the Company’s current operations, and present its earnings outlook for 2022 on Wednesday, February 9, 2022, at 11:00 a.m. Eastern Time.  A live broadcast of the conference call is available by dialing 1-888-346-0688 (conference ID: EastGroup) or by webcast through a link on the Company’s website at www.eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available until Wednesday, February 16, 2022.  The telephone replay can be accessed by dialing 1-877-344-7529 (access code 5920878), and the webcast replay can be accessed through a link on the Company’s website at www.eastgroup.net.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available under Quarterly Results in the Investor Relations section of the Company’s website at www.eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. (NYSE: EGP), a S&P Mid-Cap 400 company, is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being a leading provider in its markets of functional, flexible and quality business distribution space for location sensitive customers (primarily in the 15,000 to 70,000 square foot range).  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  The Company’s portfolio, including development projects and value-add acquisitions in lease-up and under construction, currently includes approximately 51.5 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at www.eastgroup.net.

FORWARD-LOOKING STATEMENTS

The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “expects,” “anticipates,” “believes,” “targets,” “intends,” “should,” “estimates,” “could,” “continue,” “assume,” “projects” or “plans” and variations of such words or similar expressions or the negative of such words, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect the Company’s current views about its plans, intentions, expectations, strategies and prospects, which are based on the information currently available to the Company and on assumptions it has made. Although the Company believes that its plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to:

•international, national, regional and local economic conditions;
•the duration and extent of the impact of the coronavirus (“COVID-19”) pandemic, including as a result of any COVID-19 variants or as affected by the efficacy of COVID-19 vaccines on our business operations or the business operations of our tenants (including their ability to timely make rent payments) and the economy generally;
400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

•disruption in supply and delivery chains;
•the general level of interest rates and ability to raise equity capital on attractive terms;
•financing risks, including the risks that our cash flows from operations may be insufficient to meet required payments of principal and interest, and we may be unable to refinance our existing debt upon maturity or obtain new financing on attractive terms or at all;
•our ability to retain our credit agency ratings;
•our ability to comply with applicable financial covenants;
•the competitive environment in which the Company operates;
•fluctuations of occupancy or rental rates;
•potential defaults (including bankruptcies or insolvency) on or non-renewal of leases by tenants, or our ability to lease space at current or anticipated rents, particularly in light of the significant uncertainty as to when and the conditions under which current or potential tenants will be able to operate physical locations in the future;
•potential changes in the law or governmental regulations and interpretations of those laws and regulations, including changes in real estate laws or REIT or corporate income tax laws, and potential increases in real property tax rates;
•our ability to maintain our qualification as a REIT;
•acquisition and development risks, including failure of such acquisitions and development projects to perform in accordance with projections;
•natural disasters such as fires, floods, tornadoes, hurricanes and earthquakes;
•pandemics, epidemics or other public health emergencies, such as the outbreak of COVID-19;
•the terms of governmental regulations that affect us and interpretations of those regulations, including the costs of compliance with those regulations, changes in real estate and zoning laws and increases in real property tax rates;
•credit risk in the event of non-performance by the counterparties to our interest rate swaps;
•lack of or insufficient amounts of insurance;
•litigation, including costs associated with prosecuting or defending claims and any adverse outcomes;
•our ability to retain key personnel;
•the consequences of future terrorist attacks or civil unrest; and
•environmental liabilities, including costs, fines or penalties that may be incurred due to necessary remediation of contamination of properties presently owned or previously owned by us.

All forward-looking statements should be read in light of the risks identified in Part I, Item 1A. Risk Factors within the Company’s most recent Annual Report on Form 10-K and in its subsequent Quarterly Reports on Form 10-Q.
The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

400 W. Parkway Place, Suite 100, Ridgeland, MS 39157 | TEL: 601-354-3555 | FAX: 601-352-1441 | EastGroup.net

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
REVENUES
Income from real estate operations	$107,349	92,592	409,412	362,669
Other revenue	23	76	63	354
	107,372	92,668	409,475	363,023
EXPENSES
Expenses from real estate operations	29,557	25,863	115,078	103,368
Depreciation and amortization	33,174	30,686	127,099	116,359
General and administrative	3,623	3,384	15,704	14,404
Indirect leasing costs	103	139	700	661
	66,457	60,072	258,581	234,792
OTHER INCOME (EXPENSE)
Interest expense	(8,072)	(8,777)	(32,945)	(33,927)
Gain on sales of real estate investments	38,859	13,145	38,859	13,145
Other	209	231	830	942
NET INCOME	71,911	37,195	157,638	108,391
Net income attributable to noncontrolling interest in joint ventures	(22)	(14)	(81)	(28)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	71,889	37,181	157,557	108,363
Other comprehensive income (loss) - interest rate swaps	3,778	2,693	12,054	(13,559)
TOTAL COMPREHENSIVE INCOME	$75,667	39,874	169,611	94,804

BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.76	0.94	3.91	2.77
Weighted average shares outstanding	40,844	39,507	40,255	39,185
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.75	0.94	3.90	2.76
Weighted average shares outstanding	41,011	39,653	40,377	39,296

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$71,889	37,181	157,557	108,363
Depreciation and amortization	33,174	30,686	127,099	116,359
Company’s share of depreciation from unconsolidated investment	34	34	136	137
Depreciation and amortization from noncontrolling interest	—	(28)	—	(142)
Gain on sales of real estate investments	(38,859)	(13,145)	(38,859)	(13,145)
FUNDS FROM OPERATIONS (“FFO”) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$66,238	54,728	245,933	211,572

NET INCOME	$71,911	37,195	157,638	108,391
Interest expense (1)	8,072	8,777	32,945	33,927
Depreciation and amortization	33,174	30,686	127,099	116,359
Company’s share of depreciation from unconsolidated investment	34	34	136	137
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (“EBITDA”)	113,191	76,692	317,818	258,814
Gain on sales of real estate investments	(38,859)	(13,145)	(38,859)	(13,145)
EBITDA FOR REAL ESTATE (“EBITDAre”)	$74,332	63,547	278,959	245,669

Debt	$1,451,778	1,310,895	1,451,778	1,310,895
Debt-to-EBITDAre ratio	4.88	5.16	5.20	5.34
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$1.75	0.94	3.90	2.76
FFO attributable to common stockholders	$1.62	1.38	6.09	5.38
Weighted average shares outstanding for EPS and FFO purposes	41,011	39,653	40,377	39,296

(1)  Net of capitalized interest of $2,342 and $2,089 for the three months ended December 31, 2021 and 2020, respectively; and $9,028 and $9,651 for the twelve months ended December 31, 2021 and 2020, respectively.

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES (Continued)
(IN THOUSANDS)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020

NET INCOME	$71,911	37,195	157,638	108,391
Gain on sales of real estate investments	(38,859)	(13,145)	(38,859)	(13,145)
Interest income	—	(15)	(6)	(101)
Other revenue	(23)	(76)	(63)	(354)
Indirect leasing costs	103	139	700	661
Depreciation and amortization	33,174	30,686	127,099	116,359
Company’s share of depreciation from unconsolidated investment	34	34	136	137
Interest expense (1)	8,072	8,777	32,945	33,927
General and administrative expense (2)	3,623	3,384	15,704	14,404
Noncontrolling interest in PNOI of consolidated joint ventures	(15)	(41)	(61)	(171)
PROPERTY NET OPERATING INCOME (“PNOI”)	78,020	66,938	295,233	260,108
PNOI from 2020 and 2021 acquisitions	(2,208)	(191)	(5,111)	(492)
PNOI from 2020 and 2021 development and value-add properties	(8,471)	(4,342)	(26,970)	(12,552)
PNOI from 2020 and 2021 operating property dispositions	(169)	(668)	(1,518)	(2,691)
Other PNOI	57	87	233	256
SAME PNOI (Straight-Line Basis)	67,229	61,824	261,867	244,629
Net lease termination fee income from same properties	(464)	(48)	(1,411)	(709)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Straight-Line Basis)	66,765	61,776	260,456	243,920
Straight-line rent adjustments for same properties	(1,060)	197	(3,685)	(324)
Acquired leases - market rent adjustment amortization for same properties	(115)	(315)	(640)	(1,375)
SAME PNOI EXCLUDING INCOME FROM LEASE TERMINATIONS (Cash Basis)	$65,590	61,658	256,131	242,221

(1) Net of capitalized interest of $2,342 and $2,089 for the three months ended December 31, 2021 and 2020, respectively; and $9,028 and $9,651 for the twelve months ended December 31, 2021 and 2020, respectively.

(2) Net of capitalized development costs of $2,402 and $1,637 for the three months ended December 31, 2021 and 2020, respectively; and $7,713 and $6,689 for the twelve months ended December 31, 2021 and 2020, respectively.